UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 22, 2009

CHINA CARBON GRAPHITE GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-114564	98-0550699
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

c/o Xinghe Xingyong Carbon Co., Ltd.
787 Xicheng Wai
Chengguantown
Xinghe County
Inner Mongolia, China
Telephone: (86) 474-7209723
(Address of principal executive offices)

Copies to:
Asher S. Levitsky PC
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 981-6767
Fax: (212) 930 - 9725
E-mail: alevitsky@srff.com

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.
Item 3.02.      Unregistered Sales of Equity Securities.

On December 22, 2009, China Carbon Graphite Group, Inc., a Nevada corporation (the “Company”), sold in a private placement a total of 2,160,500 shares of Series B Convertible Preferred Stock and a five-year warrants to purchase 864,000 shares of common stock at an exercise price of $1.30 per share, for an aggregate purchase price of $2,592,600.   The warrants have terms of five years and expire December 22, 2014.

The Company engaged Maxim Group LLC as exclusive placement agent for the private placement.  As consideration for Maxim’s services, the Company paid Maxim $259,260 and issued Maxim a five-year warrant expiring to purchase 108,025 shares of common stock at an exercise price of $1.32 per share.

The certificate of designation for the series B preferred stock provides that:

●	Each share of series B preferred stock is convertible into one share of common stock, which reflects a conversion price of $1.20 per share, subject to adjustment.

●	The Company pays an annual dividend of $0.072 per share of series B preferred stock, which is payable in quarterly installments of $0.018 per share.

●
The Company is required to redeem the series B preferred stock at a redemption price of $1.20 per share plus accrued dividends on December 22, 2011 or such earlier date as the Company is merged into another corporation or a sale or other transfer of all or substantially all of the Company’s assets in a transaction in which the proceeds of such sale are distributed to shareholders.

●
Prior to the date on which the Company is required to redeem the series B preferred stock, the Company may redeem any or all of the outstanding series B preferred stock at a redemption price of $1.32 per share.

●
The Company may not redeem the series B preferred stock if the underlying shares are not registered under the Securities Act of 1933, as amended, or eligible for sale without registration pursuant to Rule 144.

●
Upon any voluntary or involuntary liquidation, dissolution or winding-up, the holders of the series B preferred stock are entitled to a preference of $1.20 per share, before any distributions or payments may be made with respect to the common stock or any other class or series of capital stock which is junior to the series B preferred stock upon liquidation. The series B preferred stock ranks on a parity with the Company’s outstanding series A preferred stock with respect to dividends and on liquidation.

●
The holders of the series B preferred stock have no voting rights.  However, so long as any shares of series B preferred stock are outstanding, the Company shall not, without the affirmative approval of the holders of a majority of the outstanding shares of series B preferred stock then outstanding, (i) liquidate; (ii) effect a merger or consolidation of the Corporation into another corporation or a sale, lease, transfer or other disposition of all or substantially all of the assets of the Corporation in a transaction in which the proceeds of such sale are distributed to shareholders;  (iii) alter or change adversely the powers, preferences or rights given to the series B preferred stock or alter or amend the certificate of designation relating to the series B preferred stock, (iv) create or authorize the creation of any convertible debt security if the Company’s aggregate convertible debt would exceed $5,000,000 unless such debt is incurred in connection with an acquisition or an expansion of the Company’s facilities, or (v) authorize or create any class of stock ranking as to dividends or distribution of assets upon a liquidation, dissolution or winding up senior to the Series B Preferred Stock.  The holders of the Series B Preferred Stock will not be entitled to vote as a class with respect to the increase or decrease in the number of authorized shares of Preferred Stock.

●
While the series B preferred stock is outstanding, except for excluded issuances, if we issue common stock at a price or warrants or other convertible securities at a conversion or exercise price which is less than the conversion price then in effect, the conversion price shall be adjusted on a formula basis.

The warrants issued to the investors are immediately exercisable and have a term of five years.  The Company has the right to redeem the warrants, on 20 trading days’ notice, for $0.01 per share of common stock issuable upon exercise of the warrants if, for 20 trading days during any 30 trading day period, the price of the common stock is greater than $2.60 per share. To the extent that the warrants are not exercised by 5:30 PM, New York City time, on the date set for redemption, the holders of the warrants will have no right under the warrant other than to receive the $0.01 redemption price on presentation of his or her warrant.

The warrants issued to Maxim are the same as the warrants issued to the investors except that the Maxim warrants are not exercisable until six months after issuance, may be exercised on a cashless basis and are not subject to redemption.

In connection with the private placement and pursuant to the transaction agreements:

●
The Company agreed to file a registration statement covering the shares of common stock issuable upon conversion of the series B preferred stock or upon exercise of the warrants issued to the investors and the placement agent.  The Company is to file the registration statement by February 5, 2010 and have the registration statement declared effective by June 21, 2010.

●
The Company deposited into escrow 1,080,250 shares of common stock, which are to be held in escrow to be returned to the Company or delivered to the investors, depending on whether the Company meets certain financial performance targets for the years ending December 31, 2010 and December 31, 2011.  The performance target for 2010 is net income, as defined, of at least $5,100,000. The performance target for 2011 is net income of at least $10,000,000.  If the Company completes an underwritten equity financing with gross proceeds in excess of $15,000,000 prior to August 31, 2010, the performance target for 2011 is net income of at least $20,000,000.   In determining net income, to the extent that any excluded items are deducted in computing net income, there shall be added back the amount of such excluded items.  Excluded items means: (i) any income tax, enterprise tax or similar tax in excess of 25% of income before income taxes; and (ii) any items of expense or deduction arising directly or indirectly from the private placement and the transaction contemplated by the private placement.

Since the series B preferred stock is on a parity with the outstanding series A convertible preferred stock, the Company obtained the consent of the holders of the series A preferred stock, for which the Company issued warrants to purchase an aggregate of 200,000 shares at an exercise price of $1.30 per share. These warrants bear the same terms and provisions as the warrants issued to the investors in the private placement.

The issuance of the series B preferred stock and warrants to the investors in the private placement and the issuance of the warrants to the holders of the series A preferred stock was exempt from registration under Section 4(2) of the Securities Act and Rule 506 of the SEC thereunder.  Each of the investors is an “accredited investor,” as defined in Rule 501 of SEC under the Securities Act, and acquired the Company’s common stock for investment purposes for its own accounts and not with a view to the resale or distribution thereof.  The certificates for the series B preferred stock and the warrants bear a restricted stock legend.

Item 7.01.      Regulation FD Disclosure.

On December 23, 2009, the Company issued a press release announcing private placement and the issuance of shares of series B preferred stock and warrants described in Items 1.01 and 3.02 above.  A copy of the press release is being filed as Exhibit 99.7 to this Form 8-K and is incorporated herein by reference in its entirety.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.7, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01       Financial Statements and Exhibits.

(d) Exhibits.

3.1	Certificate of Designation to the Series B Convertible Preferred Stock.
99.1	Form of subscription agreement, dated December 22, 2009, by and between China Carbon Graphite Group, Inc. and the investors.
99.2	Registration rights agreement, dated December 22, 2009, by and between China Carbon Graphite Group, Inc., Maxim Group LLC, and the investors.
99.3	Securities escrow agreement, dated December 22, 2009, by and between China Carbon Graphite Group, Inc., Maxim Group LLC, and the investors.
99.4	Escrow agreement, dated December 17, 2009, by and between China Carbon Graphite Group, Inc., Maxim Group LLC, and the investors.
99.5	Form of Warrant issued to the investors.
99.6	Warrant issued to Maxim Group LLC.
99.7	Press release dated December 23, 2009, issued by China Carbon Graphite Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA CARBON GRAPHITE GROUP, INC.
(Registrant)

Date: December 28, 2009	By:	/s/ Donghai Yu
Donghai Yu
Chief Executive Officer